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Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                          NAME                                 JURISDICTION OF ORGANIZATION
         ----------------------------------------    --------------------------------------------------
           F5 Networks Australia Pty. Limited          Australia
           F5 Networks SARL                            France
           F5 Networks GmbH                            Germany
           F5 Networks Hong Kong Limited               Hong Kong
           F5 Networks, Japan K.K.                     Japan
           F5 Networks Korea Ltd.                      Korea
           F5 Networks Singapore Pte Ltd               Singapore
           F5 Networks Limited                         United Kingdom